UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2010

GREENCHEK TECHNOLOGY INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53269
(Commission File Number)

101 California Street, Suite 2450
San Francisco, California 94111
(Address of principal executive offices)

(888) 775-7579
(Issuer's telephone number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.02  Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 12, 2010, in connection with preparing the financial statements for the audit for the fiscal year ended February 28, 2010, management of GreenChek Technology Inc. (the “Company”) became aware that three issuances of securities during the 2010 fiscal year that were not recorded in the previously released unaudited financial statements of the Company.

On November 28, 2008, the Company entered into a loan agreement with Gold Spread Trading Ltd. (“Gold Spread”), pursuant to which the Company could borrow up to $100,000 from Gold Spread. Said agreement required the Company to issue 3,000,000 shares of common stock to Gold Spread as a one-time loan initiation fee, which shares were issued on August 25, 2009.  Gold Spread did not return an executed agreement to the Company until August 19, 2009. The financial statements contained in the Quarterly Report on Form 10-Q for the quarter ended August 31, 2009 did not record the issuance of the shares, or the expense associated with the issuance of said shares, and as a result, management has determined that the Company must record financing fees of $90,000.

On August 27, 2009, the Company issued 3,000,000 shares of common stock to Bodie Investment Group (“Bodie”) in accordance with a common stock purchase agreement. The details of said agreement were included in Note 11(d) to the financials in the Quarterly Report on Form 10-Q for the quarter ended August 30, 2009 and said agreement was filed as an exhibit to the Report. However, the Company did not record an accrued liability and a financing expense equal to the fair value of the shares as of August 27, 2009.  Accordingly, the financial statements need to record financing fees of $90,000. The agreements with Bodie also provide that if the Company registers shares for resale to Bodie up to $6,000,000 of shares and receives a loan of $100,000, the Company will also issue Bodie warrants; one exercisable for 3,000,000 shares of common stock at an exercise price of $.0001 per share and one for 6,000,000 shares at an exercise price of $.01 per share. Accordingly, the Company has determined that until Bodie advances the Company a $100,000 loan, there is no accrued liability or financing expense associated with the warrant. If the funds are received then the warrant will be issued and the fair value of the warrants will be measured as of such date.

The 2,000,000 shares of common stock issued by the Company to Global Eye Professional Advisors Ltd. pursuant to the financial consulting services agreement dated September 1, 2009 were also not expensed or recorded in the financial statements in the Quarterly Report on Form 10-Q.  Accordingly, the Company has determined that a financing expense of $60,000 should have been recorded as a result of the issuance of the shares to Global Eye.

Management has discussed all of the items above with Michael T. Studer C.P.A. PC (“Studer”), the Company’s registered public accounting firm. The Company intends to file restated financial statements for the quarters ended August 31, 2009 and November 30, 2009 as soon as possible.

The Company has provided Studer with a copy of this disclosure and has requested that he furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether he agrees with the above statements, and if not, stating the respects in which he does not agree.  A copy of such response received by the Company is attached to this Form 8-K.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.3	Letter from Michael T. Studer C.P.A. PC to the Securities and Exchange Commission, dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENCHEK TECHNOLOGY INC.

Dated: April 27, 2010	By:	/s/Lincoln Parke
Name: Lincoln Parke
Title: President and Treasurer (Principal Executive, Financial and Accounting Officer)